SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
  Amendment 1

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2007

SOLVIS GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30443	33-0198595
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

701 N. Green Valley Pkwy, Ste 200 Henderson, NV 89074
(Address of principal executive offices)
(702) 564 7979
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Change in Registrant’s Certifying Accountant.

Change of Principal Accountants

On March 19, 2007, Solvis Group Inc., informed Weinberg & Company P.A., a Professional Corporation, (the “Former Accountants”) that they were dismissed and that Slovis had retained new principal accountants to perform their September 2004, 2005 and 2006 effective March 19, 2007.

We are required to file this Form 8-K as notification that Pohl, McNabola, Berg & Co., LLP succeeds Weinberg & Company P.A. as our independent registered auditor. Weinberg & Company P.A. were dismissed on March 19, 2007.

The Former Accountants’ reports on the consolidated financial statements for the years ended 09/30/2002 and 2003 did not contain an adverse opinion, did contain a going concern modification as follows:

Fiscal Year 2003 going concern modification:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s working capital deficit of $2,348,462, stockholders’ deficit of $2,447,609 as of September 30, 2003, and net loss of $144,257 for the year ended September 30, 2003 raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

Fiscal Year 2002 going concern modification:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's working capital deficit of $2,425,587, stockholders' deficit of $3,253,608, net loss of $688,575 and net cash used in operations of $182,808 raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Solvis Group, Inc. is delinquent with its filings and is in the process of catching up. As such the auditors are unable to say whether there are or are not any disagreements in the two most recent fiscal years and any subsequent interim period through the date of change.

Accordingly, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Company be unable to continue its business.

After the Company terminated the Former Accountants, the Company engaged Pohl, McNabola, Berg & Co., LLP of San Francisco, California (the "New Accountants") as the principal accountants to audit the Company’s financial statements. Prior to formally engaging the New Accountants, the Audit Committee of the Company’s Board of Directors approved said action with respect to the New Accountants. The Company’s Board of Directors passed a resolution retaining the new principal accountants on March 16, 2007. The registrant is disclosing this information as required by Item 304(a)(2) of Regulation S-B, as applicable 17 CFR 228.304(a)(2).

Solvis Group, Inc. is delinquent with its filings and is in the process of catching up. As such the auditors are unable to say whether there are or are not any disagreements in the two most recent fiscal years and any subsequent interim period through the date of change. However, there were no disagreements with the former accountant in the two most recent fiscal years audited by them and any subsequent interim period reviewed by them through the date of change on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. A copy of Weinberg & Company P.A.’s letter required by Item 304(a)(3) of Regulation S-B is filed as Exhibit 16 to this Form 8-K.

We have notified the members of our Audit Committee of the facts set forth in this report on Form 8-K, including the appointment of Pohl, McNabola, Berg & Co., LLP as our independent registered auditor and no member has disapproved of this appointment.

A letter from the Former Accountants addressed to the Securities & Exchange Commission (“SEC”) stating that the Former Accountants agree with the statements contained herein has been filed as an exhibit to this report.

The company acknowledges that:
•	the company is responsible for the adequacy and accuracy of the disclosure in the filing;

•	staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

•	the company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Item 9.01       Financial Statements and Exhibits.

(c). Exhibits

16.1	Letter from Weinberg & Company P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 25, 2007

Solvis Group, Inc.

By: /s/ Eric Gaer _______________________ Eric Gaer Chief Executive Officer